                                                                      EXHIBIT 21

                         LIST OF OPERATING SUBSIDIARIES

NAME OF COMPANY                                               JURISDICTION OF ORGANIZATION
---------------                                               -----------------------------
Cannondale Europe B.V.......................................  Netherlands
Cannondale Japan KK.........................................  Japan
Cannondale Australia Pty Limited............................  Australia